Exhibit 10.37

CONTINGENT VALUE RIGHT

This contingent value right agreement (“Agreement”) is dated as of June 13, 2022 (“Effective Date”), by and among SRAX, Inc. (the “Seller”) and [______] (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser: a contingent value right that entitles Purchaser to receive the proceeds upon the sale of the securities described on Schedule A hereto (“Securities”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of the Common Stock

Section 1.1. Purchase and Sale of the Contingent Value Right.

(a) Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, the Purchaser agrees to pay to Seller an amount equal to $404,513.40 in US Dollars on the Effective Date (“Purchase Price”) in exchange for the Seller selling, assigning, transferring and conveying to the Purchaser the right to receive the proceeds (less expenses and brokerage fees from the sales) from the sale of the Securities by Seller if and when sold by Seller (the “CVR”).

(b) Seller further agrees that beginning on the Effective Date, if prior to the sale of any of the Securities, the Seller receives additional securities as a result of the ownership of the Securities, as applicable (“Additional Securities”), such Additional Securities will become part of the Securities and will be subject to the same terms and conditions of this Agreement upon sale.

(c) Upon any sale of Securities by the Seller, the Seller shall remit payment of the amount of proceeds received from the sale of such Securities to the Purchaser, less expenses and brokerage fees incurred during such sales (“CVR Payments”). Such CVR Payments will be made by Seller to Purchaser on the first business day following each previous week in which such applicable Securities were sold. Seller will continue to make the CVR Payments to Purchaser until such time that all of the Securities have been sold. In the event that the Securities have all been sold and all CVR Payments made to Purchaser in the aggregate are less than 120% of the Purchase Price, then within five (5) business days thereafter, the Seller will pay such amount to Purchaser equal to: 120% of the Purchase Price less the total aggregate amount of the CVR Payments made.

(d) Notwithstanding the foregoing, on the 90th day following the date that the Purchase Price is received by the Seller up to and until the 120th day following the date that the Purchase Price is received by the Seller, the Purchaser shall have the option to demand that the Seller pay the Purchaser the following amount (“CVR Option Amount” within five (5) business days of such notice: 120% of the initial Purchase Price less any CVR Payments previously paid by Seller to Purchaser. For purposes of clarity, upon payment of the CVR Option Amount, all future right to any payments upon sales of the Securities or Additional Securities still held by Seller shall remain the sole property of Seller and Purchaser shall have no right to receive future amounts upon the sale of Securities or any amounts further under this Agreement.

Section 1.2. Closing Deliveries. At the closing, subject to the terms and conditions hereof, Purchaser shall cause Seller to pay the Purchase Price pursuant to the wire instructions to be provided by Seller and upon such payment of the Purchase Price, Seller shall confirm ownership of the CVR by Purchaser.

ARTICLE II

Representations and Warranties Regarding the Seller

The Seller hereby represents and warrants to the Purchaser as follows:

Section 2.1. Authorization. Seller is the owner and has the rights to the Securities. Seller did not offer or sell the Securities by any form of general solicitation or general advertising. Seller not an “affiliate” of the any of the issuers of the Securities, as defined in Rule 405 and Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”). Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. For purposes of this paragraph, the “Seller” includes any person that would be included with the Seller for purposes of Rule 144(a)(2).

Section 2.2. No Consents/Advice. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a “Person”) is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by it. Seller has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the terms of this Agreement.

Section 2.3. Ownership of the Securities. Seller owns, or will own (with respect to the Additional Securities) the Securities beneficially and of record, free and clear of any liens, claims or encumbrances, (collectively, “Encumbrances”). Other than this Agreement, it has not entered into any agreement, arrangement or other understanding (i) granting any option, warrant or right of first refusal with respect to the Securities to any Person, (ii) restricting its right to sell the Securities, or (iii) restricting any other of its rights with respect to the Securities. Upon execution of this Agreement, the CVR will be the only Encumbrance created by the Seller with respect to the Securities and Seller further represents and warrants that it will not, without the written approval of Purchaser, create any other Encumbrances under these Securities.

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Section 2.4. Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from it in connection with this Agreement or any of the transactions contemplated hereby.

Section 2.5 No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Seller, threatened against the Seller which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

Section 2.6 Bankruptcy. Seller is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

Section 2.7 Additional Securities. Seller agrees to notify Purchaser immediately upon the issuance of any Additional Securities and to cause such Additional Securities to be subject to the terms of this Agreement, as applicable.

ARTICLE III

Representations and Warranties Regarding the Purchaser

The Purchaser hereby represents and warrants to the Seller as follows:

Section 3.1. Authorization. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.2. Access to Information. It has received all information regarding the Securities that it deems necessary or advisable to evaluate the risks and merits of the purchase of the CVR. It acknowledges that neither the Seller nor any of its authorized representatives have made any representation or warranty regarding the Securities or an investment in the CVR, other than as contained herein. Purchaser has made its own investigation of the issuers of the Securities in making Purchaser’s determination to purchase the CVRs. Purchaser understands that its investment in the CVR involves a significant degree of risk.

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Section 3.3. Brokers. No person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from it in connection with this Agreement or any of the transactions contemplated hereby.

Section 3.4. Financial Resources. It has presently available to it sufficient cash resources to enable it to pay the Purchase Price.

ARTICLE IV

Survival, Amendment and Waiver

Section 4.1. Survival. The representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall survive the sale of the Securities and payment of the CVR Payments or CVR Option Amount as contemplated hereby.

Section 4.2. Amendments. This Agreement (including the provisions of this Section 4.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties affected by such amendment or modification.

Section 4.3. Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party’s obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE V

Miscellaneous

Section 5.1. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission or electronic mail at the coordinates or addresses provided by the parties.

Section 5.2. Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

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Section 5.3. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 5.4. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

Section 5.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

Section 5.6. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.7. Entire Agreement. This Agreement constitute the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

Section 5.8. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

Section 5.9. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

Section 5.10. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

SRAX, INC.

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

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